SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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Bank of the Ozarks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 20, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Bank of the Ozarks, Inc., an Arkansas Corporation (the “Company”), to be held at the Company’s office, 12615 Chenal Parkway, Little Rock, AR 72211, on Tuesday, April 20, 2004 at 1:00 p.m., local time, for the following purposes:

1.	To elect thirteen (13) directors.

2.	To approve the amendment and restatement of the Bank of the Ozarks, Inc. Non-Employee Director Stock Option Plan.

3.	To consider and act upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 5, 2004 will be entitled to vote at the 2004 Annual Meeting and any adjournments or postponements thereof.

The Company’s Proxy Statement and a form of proxy are included with this Notice. The annual report for the year ended December 31, 2003 is also enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ George Gleason

George Gleason Chairman of the Board of Directors and Chief Executive Officer

Little Rock, Arkansas

March 12, 2004

YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR TO VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

P.O. BOX 8811

LITTLE ROCK, ARKANSAS 72231-8811

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

APRIL 20, 2004

SOLICITATION AND REVOCATION OF PROXY

The enclosed proxy, for use only at the 2004 Annual Meeting of Stockholders to be held at the Company’s office, 12615 Chenal Parkway, Little Rock, Arkansas 72211, on Tuesday, April 20, 2004 at 1:00 p.m., local time, and any adjournments or postponements thereof, is solicited on behalf of the Board of Directors (the “Board”) of Bank of the Ozarks, Inc. (the “Company”). This solicitation is being made primarily by mail, but may also be made in person or by telephone or facsimile by officers, directors and regular employees of the Company. All expenses incurred in the solicitation will be paid by the Company.

Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the 2004 Annual Meeting. A proxy may be revoked at any time before it is used, upon delivery of written notice to the Secretary of the Company, by execution and delivery of a later proxy, or by attending the meeting and voting in person. If not revoked, all properly executed proxies received will be voted at the meeting in accordance with the terms of the proxy.

The Company knows of no matter to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, the proxy solicited hereby confers discretionary authority to the proxies named therein to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.

This proxy material is first being mailed to stockholders on or about March 12, 2004.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board has selected March 5, 2004 as the record date (the “Record Date”) for the 2004 Annual Meeting. Only those stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the 2004 Annual Meeting. At the close of business on the Record Date, there were 16,345,440 shares of common stock, $0.01 par value per share (the “Common Stock”), issued and outstanding. At the meeting each stockholder will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record as of the close of business on the Record Date. Votes will be tabulated by inspectors of election appointed by the Company’s Board. The stock transfer books of the Company will not be closed.

With respect to the first voting item – election of directors (“Board Proposal No. 1”), the enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for the Board while still granting authority to the proxy to vote for the remaining nominees. The names of all nominees are listed on the proxy card. To grant the proxy authority to vote for all nominees, check the box marked “FOR ALL NOMINEES.” To withhold authority to vote for all nominees, check the box marked “WITHHOLD.” To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” box and strike a line through the name of such nominee(s). By checking the box marked “WITHHOLD,” shares will not be counted as votes cast, but will be counted as present at the meeting for the purpose of calculating whether a quorum exists. Provided a quorum is present, the affirmative vote of a plurality of the votes cast at the meeting is required for election of each nominee to the Board. Stockholders may not cumulate their votes with respect to the election of directors. IF NO VOTING INSTRUCTIONS ARE INDICATED ON THE PROXY CARD, SHARES OF COMMON STOCK WILL BE VOTED FOR THE ELECTION OF THE NOMINEES.

With respect to the second voting item – approval of the amendment and restatement of the Bank of the Ozarks, Inc. Non-Employee Director Stock Option Plan (“Board Proposal No. 2”), the enclosed form of proxy provides a method for stockholders to vote for the proposal, vote against the proposal or to abstain from voting. Provided a quorum is present, the affirmative vote of a majority of the votes cast, in person or by proxy, at the 2004 Annual Meeting is required to approve Board Proposal No. 2. IF NO VOTING INSTRUCTIONS ARE INDICATED ON THE PROXY CARD, SHARES OF COMMON STOCK WILL BE VOTED FOR BOARD PROPOSAL NO. 2. Abstentions from voting on Board Proposal No. 2 will not be counted as votes cast, but will be counted as present at the meeting for the purpose of calculating whether a quorum exists. While there may be instances in which a stockholder will wish to abstain, the Board encourages all stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Broker non-votes will be treated in the same manner as abstentions for voting and quorum purposes.

BOARD PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

The Company’s Board is comprised of one class of directors, elected annually. Each director serves a term of one year or until his or her successor is duly elected or qualified. The number of directors has been set at thirteen for the ensuing year. The Board has the power to fix or change the number of directors up to a maximum Board size of 15 and to fill vacancies on the Board (including vacancies resulting from an increase in Board size) by resolution and without any further action of the stockholders in accordance with the Company’s bylaws. The Company’s Amended and Restated Articles of Incorporation contain a provision that allows the Board, by resolution and without any further action by the stockholders, to classify or stagger the Board into two or three groups, as equal in number as possible, with the terms of office of such directors contained in each group expiring one, two or three years after their election to the Board, as applicable. The existence of such provision could result in the nominees described below being elected for terms greater than one year.

The following slate of nominees has been recommended to the Board by its Nominating and Governance Committee and ratified by the Board. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Except for Richard Cisne and James Matthews, each director nominee presently serves as a member of the Board. Richard Cisne was originally identified as a candidate for the Board by Jerry Davis, who is a director of the Company. James Matthews was originally identified as a candidate for the Board by Jean Arehart, who is a director of the Company. If a nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the proxy holder for a substitute designated by the Board.

Certain information for each nominee is set forth below. Unless otherwise indicated there has been no change in principal occupation or employment during the past five years for these nominees.

The Board recommends that stockholders vote for the election of each nominee. Proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their proxies.

Nominees for Election as Directors

George Gleason, age 50, Chairman and Chief Executive Officer. Mr. Gleason has served the Company or its bank subsidiary as Chairman, Chief Executive Officer and/or President since 1979. He holds a B.A. in Business and Economics from Hendrix College and a J.D. from the University of Arkansas.

Mark Ross, age 48, Vice Chairman, President and Chief Operating Officer. Mr. Ross has served as President since 1986 and in various capacities for the Company or its bank subsidiary since 1980. He was elected as a director of the Company in 1992 and was elected as Vice Chairman, President and Chief Operating Officer on February 19, 2002. Mr. Ross holds a B.A. in Business Administration from Hendrix College.

Jean Arehart, age 63, President of the bank subsidiary’s Mortgage Division. Ms. Arehart joined the Company’s bank subsidiary as Senior Vice President in 1996 and was named an Executive Vice President in May 1997 and has served as President of the Mortgage Division since 2000. She was elected as a director of the Company in 2002. In May 1999 Ms. Arehart resigned employment with the bank subsidiary but returned in January 2000. Prior to 1996 Ms. Arehart served as Senior Vice President and a member of the Executive Committee of Twin City Bank (now U.S. Bank, formerly Firstar Bank of Arkansas, formerly Mercantile Bank of Arkansas), where she worked from 1979 to February 1996.

Steven Arnold, age 42, Director since October 2001. Mr. Arnold is an ordained minister and Senior Pastor of St. Mark Baptist Church in Little Rock, Arkansas. He attended Louisiana Technical University and Arkansas State University before receiving his B.A. degree from Philander Smith College in Little Rock. He has served as Senior Pastor of St. Mark Baptist Church since 1989.

Richard Cisne, age 53, Director nominee for 2004. Since 1987 Mr. Cisne has been a founding partner of Hudson, Cisne & Co., an Arkansas C.P.A. firm. He holds a B.S.B.A. from the University of Arkansas and is a C.P.A.

Jerry Davis, age 64, Director since December 1998. Mr. Davis is Chairman, President and Chief Executive Officer of Affiliated Foods Southwest, Inc., a wholesale grocery operation located in Little Rock, Arkansas.

Robert East, age 56, Director since July 1997. Mr. East is Chairman and President of Robert East Company, an investment company, Chairman and Chief Executive Officer of East-Harding, Inc., a general contracting firm, and Managing Partner in Advanced Cabling Systems LLC, which is a provider of fiber optic cable installations and security systems. He is also a partner or owner of numerous real estate projects and other investments. Mr. East holds a B.A. in Finance and Administration from the University of Arkansas.

Linda Gleason, age 49, Director since 1987. From 1992 to 1996 Ms. Gleason served as the Company’s Deputy Chief Executive Officer and Assistant Secretary. She has attended Arkansas State University and the University of Arkansas at Little Rock.

Porter Hillard, age 72, Director since July 1997. Mr. Hillard is a retired owner and operator of various agricultural businesses since 1957. He has owned, operated or managed various purebred and commercial cattle operations, a turkey hatchery, feed mills, turkey grow-out operations and other businesses. Mr. Hillard has also served as a director of the bank subsidiary since 1967. He holds a B.S. in Agriculture from the University of Arkansas.

Henry Mariani, age 65, Director since July 1997. Mr. Mariani is Chairman and Chief Executive Officer of N.L.C. Products, Inc., a manufacturing, wholesale and retail mail order operation with catalogs featuring executive gifts and hunting equipment and supplies. He holds a B.S. in Finance from Penn State University and is a C.P.A.

James Matthews, age 42, Director nominee for 2004. Mr. Matthews is Executive Vice President of General Properties, Inc., a commercial real estate development and management company. He holds a B.S.B.A. from the University of Arkansas.

R. L. Qualls, age 70, Director since July 1997. Dr. Qualls is retired President and Chief Executive Officer of Baldor Electric Company, a marketer, designer and manufacturer of electric motors, drives and generators based in Fort Smith, Arkansas. From 1993 to 1998 he served as Chief Executive Officer and President of Baldor and was Vice Chairman from 1998 to 2000. Dr.

Qualls holds a B.S. and M.S. in Economics from Mississippi State University and completed his doctoral work at Louisiana State University.

Kennith Smith, age 72, Director since July 1997. Mr. Smith is retired and previously served as owner and operator of Smith Cattle Farm from 1984 until his retirement in 1993. Prior to that time he was co-owner of Mulberry Lumber Company. Mr. Smith has also served as a director of the bank subsidiary since 1977.

Linda Gleason is the wife of George Gleason. Except for the foregoing no family relationships exist among any of the above named persons. Unless otherwise indicated each of the above named persons serves in the same position with the Company’s bank subsidiary.

During 2003 the Board met on thirteen occasions. Each of the nominees for the Board was elected by stockholders at last year’s annual meeting, except Richard Cisne and James Matthews who have been nominated for addition to the Board at the 2004 Annual Meeting. In 2003 each director attended at least 75% or more of the total of meetings of the Board and committees of the Board during the period in which he or she served, except Mr. Davis who attended two of three, or 66%, of the meetings of the Nominating and Governance Committee. Under the Company’s Corporate Governance Principles, each director is expected to attend board and committee meetings, as applicable, and spend sufficient time to properly discharge his or her responsibilities. It is the Company’s policy that all directors attend the annual meeting of stockholders. All board members who were nominated for election at the Company’s 2003 meeting of stockholders were in attendance at such meeting.

The Company’s Nominating and Governance Committee recommends to the Board nominees for director. The Board and Nominating and Governance Committee will consider any and all stockholder suggestions for names of nominees to the Board for the 2005 Annual Meeting, provided that such suggestions are made in writing and delivered to the Secretary of the Company on or before December 1, 2004. A stockholder wishing to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Governance Committee will strive to evaluate all nominees to the Board in the same manner and in accordance with the same procedures, without regard to whether the nominee is recommended by the committee, a stockholder or members of management. However the Nominating and Governance Committee may require additional steps in connection with the evaluation of candidates submitted by stockholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management.

Prior to completing its recommendation to the Board of nominees to be considered for election, the Nominating and Governance Committee will require that each nominee complete a director’s and executive officer’s questionnaire and deliver a report on all transactions between the candidate and the Company, its directors, officers and related parties. The Nominating and Governance Committee reserves the right to seek such additional information on the nominee as the committee deems appropriate in connection with its evaluation. Once the Nominating and Governance Committee has obtained all requested information, it will then evaluate the prospective nominee to determine whether such person possesses the following minimum standards and qualifications as established by the committee:

•	The highest personal and professional ethics, integrity and values and a commitment to representing the long-term interests of stockholders.

•	An inquisitive and objective perspective, practical wisdom, mature judgment and the ability to exercise informed judgment in the performance of his or her duties.

•	Commitment of sufficient time and attention to discharge his or her obligations.

•	A distinguished record of leadership and success in his or her arena of activity.

•	A strong educational background.

•	Strong community ties in Company’s markets that can assist Company from time to time in its business development efforts.

The Nominating and Governance Committee will also consider such other relevant factors as it deems appropriate, including the need to have complementary backgrounds which maximize perspective in forming board decisions. After completing this evaluation the committee will make a recommendation to the Board as to the persons who should be nominated and the Board will then determine the nominees after considering the recommendations of the committee.

The Board has determined that the following nominees, who comprise a majority of the proposed nominees to the Board, qualify as “independent” under Nasdaq listing standards: Steven Arnold, Richard Cisne, Jerry Davis, Porter Hillard, Henry Mariani, R.L. Qualls and Kennith Smith.

Governance Initiatives

The Board has adopted a number of measures designed to comply with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and final rules of the SEC interpreting and implementing the Sarbanes-Oxley Act, as well as new listing standards of the Nasdaq. Specifically the Board has (1) established an independent Nominating and Governance Committee, (2) adopted a revised set of Corporate Governance Principles, (3) adopted a Code of Ethics, (4) adopted a revised Audit Committee Charter which reflects certain changes required under the Sarbanes-Oxley Act, (5) adopted specific procedures requiring pre-approval by the Audit Committee of audit, audit-related and non-audit services to be provided by the Company’s independent auditors and (6) adopted a Personnel and Compensation Committee Charter outlining the duties of the Personnel and Compensation Committee. Copies of the revised Audit Committee Charter, Personnel and Compensation Committee Charter, Nominating and Governance Committee Charter, Code of Ethics and revised Corporate Governance Principles are available on the Company’s website at www.bankozarks.com.

The Company, the Board and each of the board committees will continue to monitor corporate governance developments and will continue to evaluate committee charters, duties and responsibilities with the intention of maintaining full compliance therewith.

Committees

The following is a brief description of the functions of the Company’s committees. A complete description of the duties and responsibilities of each committee can be found in its written charter.

Nominating and Governance Committee. The Nominating and Governance Committee met three times in 2003. The Nominating and Governance Committee is appointed by the Board to (1) assist the Board by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next annual meeting of shareholders, (2) review and recommend to the Board the Corporate Governance Principles applicable to the Company, (3) review the Company’s management succession plans and make recommendations to the Board regarding these succession plans, (4) lead the Board in its annual review of the Board’s performance and (5) review and approve certain transactions between the Company and its executive officers, directors or affiliates. The Committee is comprised of the following three directors: R.L. Qualls as Chairman, Kennith Smith and Jerry Davis. The Board has determined that each of these individuals qualifies as an “independent” director under the Nasdaq listing standards. Assuming their re-election to the Board, Messrs. Qualls, Smith and Davis will continue to serve on such committee in 2004.

Audit Committee. The Audit Committee met five times in 2003. The Audit Committee’s primary function, which is further described in the Audit Committee Charter attached as Appendix A, is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s auditing, accounting and financial reporting processes. The Audit Committee is directly responsible for the engagement, compensation and oversight of the Company’s independent auditors and the review and oversight of the Company’s internal controls. The Audit Committee also receives and reviews the periodic reports and presentations of the loan review and compliance officers and the internal auditors, provides general oversight and direction for their work, and coordinates corrective action as appropriate. Henry Mariani, as Chairman, R. L. Qualls and Jerry Davis served on the Audit Committee for 2003. Assuming their re-election to the Board, Messrs. Mariani, Qualls and Davis will continue to serve on such committee in 2004, and assuming he is elected to the Board, Richard Cisne will join this committee in 2004. The Board has determined that each of these individuals qualifies as an “independent” director under the Sarbanes-Oxley Act, related SEC rules, and the Nasdaq listing standards related to Audit Committees. In addition the Board has determined that Henry Mariani, the current Chairman of the Audit Committee, qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC. (See Report of the Audit Committee on page 22 of this Proxy Statement.)

Personnel and Compensation Committee. The Personnel and Compensation Committee met six times in 2003. The Personnel and Compensation Committee considers, approves and reviews all salaries and bonuses for officers and employees, reviews additions and terminations of personnel, oversees administration of the employee benefit plans and programs, including the Company’s stock option plans, and oversees staff training and educational programs. Porter Hillard, as Chairman, Kennith Smith and Steven Arnold served on the Personnel and Compensation Committee for 2003. Assuming their re-election to the Board, Messrs. Hillard, Arnold and Smith will continue to serve on this committee in 2004. The Board has determined that each of these individuals qualifies as an “independent” director under the Nasdaq listing standards. (See Report of the Personnel and Compensation Committee on Executive Compensation beginning on page 18 of this Proxy Statement.)

Trust Committee. The Trust Committee met twelve times in 2003. The operation of the bank’s Trust Division and the administration of its trust accounts are overseen by the Trust Committee. In 2003 George Gleason, as Chairman, Linda Gleason, Paul Moore, Dan Rolett, Mark Ross and Robert East served on the Trust Committee. Assuming re-election to the Board of the non-employee directors serving on this committee, these same members are expected to continue to serve on this committee in 2004 with Mr. Ross serving as Chairman. Assuming he is elected to the Board, James Matthews will join this committee in 2004.

Loan Committee. The Loan Committee met 44 times in 2003. The Loan Committee is comprised of any five members of the Board. This committee has responsibility for reviewing and approving all loans and aggregate loan relationships in excess of $2,000,000 and up to the lending limit of the bank and for administering other aspects of the lending function.

ALCO and Investments Committee. The ALCO and Investments Committee met five times in 2003. Management of the asset/liability (interest rate risk) position, liquidity and investment portfolio is overseen by the ALCO and Investments Committee. Paul Moore, as Chairman, George Gleason, Mark Ross, Danny Criner, Randy Oates and Dan Rolett served on the ALCO and Investments Committee throughout 2003. Greg McKinney joined the committee on September 16, 2003. These individuals will continue to serve on this committee in 2004, except that Mr. Oates is expected to retire on March 31, 2004 and Scott Hastings is expected to be added during April 2004.

Process for Communicating with Board Members

The Board has established a process for stockholders to communicate with R.L. Qualls, the presiding independent director over the Company’s regular meetings of independent directors. All communications should be to Bank of the Ozarks, Inc., Attn: R.L. Qualls, Presiding Independent Director, P.O. Box 8811, Little Rock, AR 72231-8811. Communications regarding nominations of candidates to the Board or proposals to be included in the proxy statement are subject to additional requirements that are discussed separately in this proxy statement. See “Election of Directors – Nominees for Election as Director” and “Stockholder Proposals.”

BOARD PROPOSAL NO. 2: APPROVAL OF THE AMENDMENT AND

RESTATEMENT OF THE BANK OF THE OZARKS, INC. NON-EMPLOYEE

DIRECTOR STOCK OPTION PLAN

The Bank of the Ozarks, Inc. Non-Employee Director Stock Option Plan (the “Plan”) was originally adopted and approved by the Board and the stockholders of the Company in 1997. The purpose of the Plan is to attract and retain services of qualified non-employee directors of the Company and to provide them incentive to put forth maximum effort for the success of the Company’s business and to serve the best interests of the Company’s stockholders.

On February 17, 2004 the Board, recognizing the need to remain in compliance with applicable Nasdaq rules, adopted, subject to approval by the Company’s stockholders at the 2004 Annual Meeting, an amended and restated Plan which would limit the Plan’s duration to a ten (10) year period ending February 16, 2014. If the Plan, as amended and restated, is not approved by stockholders of the Company at the 2004 Annual Meeting, the Plan will terminate automatically as of the date of such meeting.

The following description of the Plan is qualified in its entirety by reference to the applicable provisions of the Plan document, which is attached as Appendix B.

Summary of the Plan

Eligibility. Each person who is not otherwise an employee of the Company, or any of its subsidiaries, and who has been elected or appointed as a director of the Company will be eligible to participate in the Plan. Persons elected as a director of the Company at each annual meeting of stockholders will automatically be granted options to purchase 1,000 shares of common stock on the first business day immediately following such annual meeting. Persons elected or appointed for the first time as a director of the Company on a date other than an annual meeting date, will be granted options to purchase shares of common stock (in an amount not to exceed 1,000 shares) as the Board of the Company may determine in its discretion.

Grants of Stock Options. Each stock option grant will specify the purchase price per share payable on exercise of an option granted pursuant to the Plan. Such purchase price may not be less than 100% of the “fair market value” per share of the common stock on the date of grant. Under the Plan “fair market value” is determined (i) with respect to options granted on the effective date of the Company’s initial public offering, based upon the initial public offering price of the shares sold by the Company on such date or (ii) with respect to options granted on any other date, on the basis of the average of the highest reported asked price and the lowest reported bid price on the Nasdaq Stock Market, Inc.’s National Market or any successor market.

Each stock option granted under the Plan will immediately vest on the date on which such option is granted and no stock option granted under the Plan will be exercisable after the expiration of ten (10) years from the date of its grant. Each stock option (and the shares of common stock to be received upon exercise of such stock option) may be subjected to such transfer and other restrictions as the Board may determine, including restrictions as may be necessary to comply with applicable federal and state securities law. Each grant will be evidenced by a stock option agreement executed on behalf of the Company by the Chief Executive Officer (or another Board designated officer) and delivered to the optionee and containing such terms and provisions, consistent with the Plan, as the Board may approve.

Termination. If an optionee ceases to be a director for any reason, any option held by such person may be exercised at any time within 90 days after the date on which such person ceased to be a director. After such 90-day period the option will terminate without notice.

Adjustments. Each grant will make or provide for such adjustments in the number of shares of common stock covered by outstanding stock options granted thereunder, in the option price applicable to any such stock options and/or in the kind of shares covered thereby (including shares of another issuer), as is equitably required to prevent dilution or enlargement of the rights of optionees under the Plan that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

Termination of Plan. If not previously terminated by the Board of the Company, the Plan will terminate automatically on February 16, 2014. However, if the Plan, as amended and restated, is not approved by the stockholders of the Company at the 2004 Annual Meeting, the Plan will terminate automatically as of the date of such meeting.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the Plan.

All options granted under the Plan are intended to be non-statutory stock options. Accordingly a participant in the Plan will not recognize income upon the grant of an option under the Plan or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises an option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and the Company will then be entitled to a corresponding deduction.

Depending upon the time period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of an option granted under the Plan generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the option was exercised.

The foregoing general description of tax consequences is not intended to be a complete description of all possible tax consequences arising under the Plan.

Benefits to Named Executive Officers and Others

Only non-employee directors of the Company are eligible to participate in the Plan. Of the persons and groups set forth in the table below, only persons within the category titled “All Non-Executive Directors as a Group” will receive benefits under the Plan. It is not presently possible to determine the benefits or amounts that will be received in the future by such group under the Plan. Therefore the following table sets forth information pertaining to options which have been granted and remain outstanding pursuant to the Plan as of December 31, 2003. The average of the high and low sales price for Company’s common stock on the Nasdaq National Market System was $22.88 per share on December 31, 2003.

	Bank of the Ozarks, Inc. Non-Employee Director Stock Option Plan
Name	Total Number of Options	Dollar Value(1)
George Gleason	0	0
Mark Ross	0	0
Paul Moore	0	0
Jean Arehart	0	0
Danny Criner	0	0
All Executive Officers as a Group	0	0
All Non-Executive Directors as a Group	132,000	$2,086,000
All Non-Executive Officer Employees as a Group	0	0

(1)	Such values are computed by subtracting the option exercise price for in-the-money options from the average of the high and low sales price for the Company’s common stock on December 31, 2003 ($22.88) and multiplying that figure by the number of in-the-money options outstanding.

The Board recommends a vote for approval of the amendment and restatement of the Bank of the Ozarks, Inc. Non-Employee Director Stock Option Plan. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice. The affirmative vote of the majority of the votes cast on the matter is required to approve the amendment and restatement of the Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2003 about shares of the Company’s common stock that may be issued upon the exercise of options and other rights under existing equity compensation plans and arrangements, divided between plans approved by the Company’s stockholders and plans or arrangements not submitted to stockholders for approval.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column (a)]
Equity compensation plans approved by security holders*	754,600	$7.11	228,600
Equity compensation plans not approved by security holders	—	—	—

Total	754,600	$7.11	228,600

*	The Company has a Non-employee Director Stock Option Plan which has issued and unexercised options outstanding to purchase 132,000 shares of the Company’s common stock. The Company has an Employee Stock Option Plan which has issued and unexercised options outstanding to purchase 622,600 shares of the Company’s common stock. This plan has 228,600 remaining authorized shares available for issue.

PRINCIPAL STOCKHOLDERS

As of February 17, 2004 the only stockholders known by the Company to own, directly or indirectly, more than five percent of the Company’s common stock, the only class of the Company’s capital stock presently outstanding, are reflected in the following table. The table is based on information supplied by principal stockholders and a review of information on file with the United States Securities and Exchange Commission.

Name and Address of Beneficial Owner	Title of Class	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares
George Gleason P.O. Box 8811 Little Rock, Arkansas 72231-8811	Common Stock	4,673,418	(1)	28.5%

Fidelity Management & Research Corporation (2) 82 Devonshire Street Boston, Massachusetts 02109-3614	Common Stock	1,642,664		10.1

Banc Fund IV L.P., Banc Fund V L.P. and Banc Fund VI L.P. (3) 208 S. LaSalle Street Chicago, IL 60604	Common Stock	825,682		5.1

Bank of the Ozarks, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”)(4) P.O. Box 8811 Little Rock, Arkansas 72231-8811	Common Stock	826,054		5.1

(1)	For information regarding form of ownership, see the footnotes to the table regarding Security Ownership of Management.

(2)	Based on information obtained from a Schedule 13G filed by FMR Corporation, the parent holding company of Fidelity Management & Research Corporation, with the Securities and Exchange Commission on or about February 17, 2004. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in FMR Corporation’s Form 13G.

(3)	Based on information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2004 jointly by Banc Fund IV L.P., Banc Fund V L.P., and Banc Fund VI L.P., all Illinois limited partnerships. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in the Form 13G filed for these limited partnerships.

(4)	The 401(k) Plan is a qualified retirement plan established for the benefit of all Company’s officers and employees. A portion of these shares were previously held in the Bank of the Ozarks, Inc. Stock Ownership Plan and Trust which was merged into the 401(k) Plan effective January 31, 1999. Bank of the Ozarks’ Trust Division serves as trustee of the 401(k) Plan and Gene Jennings, Diane Hilburn and Paul Moore, each an employee of the Company’s bank subsidiary, currently serve as administrators of the 401(k) Plan. Participants in the 401(k) Plan are entitled to vote shares of common stock allocated to their respective accounts on all matters submitted to Company’s stockholders for approval, and failure by a participant to provide instructions on the manner in which to vote his or her shares is treated as an abstention.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of February 17, 2004 with respect to beneficial ownership of the Company’s common stock by each director, each director nominee, each executive officer of the Company named in the table captioned “Executive Compensation and Other Information”, and all such directors, director nominees and executive officers of the Company as a group.

Name	Shares Owned(1)		Percentage of Class
George and Linda Gleason	4,673,418	(2)	28.5%
Mark Ross	463,278	(3)	2.8
Jean Arehart	34,937		*
Steven Arnold	6,000		*
Richard Cisne	—		*
Jerry Davis	42,000		*
Robert East	61,000	(4)	*
Porter Hillard	10,000		*
Henry Mariani	62,000		*
James Matthews	150		*
R. L. Qualls	34,400		*
Kennith Smith	89,430	(5)	*
Danny Criner	130,424		*
Paul Moore	66,951	(6)	*
All Directors, Director Nominees and Executive Officers as a group (22 persons)	5,794,685		34.9

*	Less than one percent.

(1)	Includes beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly the shares in the foregoing table include shares owned directly, shares held in such person’s accounts under the 401(k) Plan as of December 31, 2003, shares underlying presently exercisable options granted pursuant to Company’s stock option plans, shares owned by certain of the individual’s family members and shares held by the individual as a trustee or other similar capacity, unless otherwise described below. Shares subject to presently exercisable options (or options exercisable on or within 60 days after December 31, 2003) are held by the directors, director nominees and executive officers as a group in the amount of 270,800, and held by the named individuals in the amounts as follows: George Gleason (35,200); Linda Gleason (26,000); Mark Ross (39,600); Steven Arnold (6,000); Jerry Davis (22,000); Robert East (26,000); Porter Hillard (10,000); Henry Mariani (2,000); R. L. Qualls (26,000); Kennith Smith (14,000); Paul Moore (10,000) and other executive officers (54,000).

(2)	The amount includes (a) 3,658,580 shares owned directly by Mr. Gleason, (b) 842,800 shares owned of record by a trust of which Mr. Gleason is sole trustee and has a 25% life income interest, (c) 60,000 shares owned of record by a charitable trust for which Mr. and Mrs. Gleason are co-trustees, (d) 65,408 shares owned directly by Ms. Gleason, (e) 1,600 shares owned by Mr. Gleason as custodian for his children and (f) 45,030 shares representing 25% of the shares held in a family limited partnership in which Mr. Gleason, his spouse and descendants have an aggregate 25% pecuniary interest.

(3)	Includes (a) 145,200 shares owned of record by a trust for the benefit of Mr. Ross and his children and for which Mr. Ross maintains a life interest only and (b) 90,000 shares owned by Mr. Ross’ spouse.

(4)	Includes 2,400 shares held by children of Mr. East.

(5)	Includes 1,048 shares held by spouse of Mr. Smith.

(6)	Includes 4,000 shares held by spouse and 200 shares held by a child of Mr. Moore.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table shows for the years indicated all cash and certain other compensation paid or to be paid by the Company to the Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer whose aggregate 2003 salary and bonus exceeded $100,000.

	Annual Compensation			Long-Term Compensation	All Other Compensation(2)
Name & Principal Position	Year	Salary	Bonus	Securities Underlying Options (1)
George Gleason(3) Chairman and Chief Executive Officer	2003 2002 2001	$396,000 360,000 275,015	$121,000 245,000 100,000	3,400 3,000 6,000	$6,000 5,500 5,231
Mark Ross Vice Chairman, President and Chief Operating Officer	2003 2002 2001	$190,000 156,751 142,500	$83,000 122,500 35,000	3,400 3,000 6,000	$6,000 5,500 4,520
Paul Moore Chief Financial Officer	2003 2002 2001	$144,065 124,065 113,065	$70,000 100,000 35,000	3,400 3,000 6,000	$6,000 4,759 3,386
Jean Arehart President Mortgage Division	2003 2002 2001	$140,000 110,000 104,070	$121,000 100,000 35,000	2,400 2,400 4,800	$6,000 4,559 3,622
Danny Criner President Northern Division	2003 2002 2001	$144,419 124,901 112,746	$35,000 50,000 20,000	2,400 2,400 4,800	$5,809 4,335 3,376

(1)	Represents option grants during each year under the Company’s Employee Stock Option Plan. See “Option Grants in Last Fiscal Year.” All shares are split adjusted.

(2)	Represents employer matching contributions under the Company’s 401(k) Plan.

(3)	Mr. Gleason’s salary and bonus were determined pursuant to a written employment agreement. For a description of this agreement, see “Employment Agreement with Mr. Gleason” below.

Employment Agreement with Mr. Gleason

Mr. Gleason’s salary and bonus for 2003 were determined pursuant to a written employment agreement which became effective on January 1, 2003. This agreement provided for a minimum base salary of $396,000 and a bonus to be subjectively determined by the Personnel and Compensation Committee of the Board. Mr. Gleason has entered into a new written three-year employment agreement which became effective on January 1, 2004 which provides for $403,920 base compensation and a bonus to be subjectively determined by the Personnel and Compensation Committee. Mr. Gleason’s base salary will be evaluated and increased, if appropriate, each year thereafter for the term of the employment agreement by the Personnel and Compensation Committee of the Board. Mr. Gleason’s base salary and bonus are in addition to any other compensation that he may receive under employee benefit plans or reimbursement arrangements.

Option Grants in Last Fiscal Year

The following table sets forth information with respect to the named executive officers concerning options granted in the last fiscal year and their potential realizable value:

	Individual Grants
Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
George Gleason	3,400	4.1%	$22.07	9/16/10	$30,532	$71,196
Mark Ross	3,400	4.1%	$22.07	9/16/10	$30,532	$71,196
Paul Moore	3,400	4.1%	$22.07	9/16/10	$30,532	$71,196
Jean Arehart	2,400	2.9%	$22.07	9/16/10	$21,552	$50,256
Danny Criner	2,400	2.9%	$22.07	9/16/10	$21,552	$50,256

(1)	All shares are split adjusted.

(2)	As required by the Securities Exchange Commission rules and regulations, potential realizable values are based on the assumption that the common stock price appreciates at the annual rates shown compounded annually from the date of the grant until the end of the option term and is not intended to forecast appreciation in stock price. The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company’s stock increasing to $31.05 and $43.01, respectively.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information with respect to the named executive officers concerning exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

Name	Shares Acquired On Exercise(1)	Value Realized	Number of Securities Underlying Unexercised Options at FY-End(1)		Value of Unexercised In-the-Money Options at FY-End(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
George Gleason	62,800	$551,027	35,200	12,400	$647,036	$139,481
Mark Ross	11,200	142,660	39,600	12,400	762,711	139,481
Paul Moore	15,600	175,479	20,000	12,400	398,350	139,481
Jean Arehart	—	—	14,000	9,600	278,845	111,324
Danny Criner	15,600	157,398	20,000	9,600	398,350	111,324

(1)	All shares are split adjusted.

(2)	The dollar amounts shown represent the product of the number of shares purchasable upon exercise of the related options times the difference of the average of the high and low sales prices reported on December 31, 2003 ($22.88) and the purchase price per share payable upon such exercise applicable to each in-the-money option.

Director Compensation

In 2003 non–employee directors were paid a quarterly retainer fee of $1,500 and a fee of $667 per regular monthly Board meeting attended. Non-employee directors were and continue to be compensated $250 for attendance at each regular or special committee meeting and other special Board meetings. The Company’s officers are not compensated for their service as directors.

Additionally the Company has a Non-Employee Director Stock Option Plan, which the Company proposes to amend and restate subject to stockholder approval as described above under “Board Proposal No. 2.” Effective April 23, 2003 the Company granted options to its non-employee directors to purchase 2,000 split adjusted shares each of common stock at an exercise price of $15.74 per split adjusted share. All options granted to non-employee directors became exercisable upon grant.

Compensation Committee Interlocks and Insider Participation

During 2003 the Personnel and Compensation Committee of the Company consisted of Messrs. Hillard, as Chairman, Arnold and Smith. No member of the Personnel and Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, and the Board of the Company has determined that each member of the committee qualifies as “independent” under Nasdaq listing standards.

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE ON

EXECUTIVE COMPENSATION

The Personnel and Compensation Committee is responsible for determining compensation levels for the Company’s executive officers and for determining the policies that govern the Company’s compensation and benefit plans. This report describes the basis upon which the 2003 compensation payable to the executive officers of the Company was determined.

Compensation Philosophy and Policies

The Company’s goal is to make compensation decisions consistent with the long-term growth and performance objectives of the Company. In 2003 the Company’s compensation program for executive officers was based upon the following principles and policies:

•	The Company is committed to providing a competitive pay program that helps attract and retain quality executives while motivating such persons to perform their jobs in the most effective manner. In order to achieve this purpose, the Company’s compensation policies must, among other things, (1) be internally equitable and externally competitive, (2) reward individuals based upon productivity and performance, (3) contain an appropriate mix of cash and long-term or equity-based compensation, (4) be administratively efficient and within budgetary parameters and (5) be flexible in response to changing conditions.

•

General cash bonus awards for executive officers and other personnel are initially conditioned upon attaining a company-wide earnings threshold. Assuming the Company achieves this threshold, awards are based upon a combination of branch and departmental performance and individual performance and responsibility. In most cases the foregoing performance criteria are subjectively applied and are not based upon a mathematical formula. On a limited basis certain personnel receive bonuses tied to specific performance criteria.

•	The Company maintains an on-going program of evaluation of officers and employees in which supervisors set objectives and goals for personnel reporting to them and evaluate the performance of such personnel. Senior management, including the Chief Executive Officer, reviews the performance of the Company’s executive officers and makes final recommendations on their compensation levels to the Personnel and Compensation Committee.

Executive Compensation Components for 2003

The Personnel and Compensation Committee regularly reviews the Company’s compensation program to ensure that the components of the program will allow the Company to achieve the objectives described above. In 2003 the Company’s compensation program consisted of the following:

Base Salary. Base salary levels for executive officers were subjectively determined based upon the following factors: (1) individual performance contributions in accordance with the compensation philosophy of the Company, (2) senior management’s perception and understanding of the appropriate salary levels that are necessary to remain competitive within the markets in which the Company operates and (3) the Company’s budgetary parameters established for the full year. During 2003 base salaries for executive officers employed for the full years of 2002 and 2003 as a group (including the Chief Executive Officer) increased by 15.3%.

Bonuses. The Company’s general 2003 cash bonus program conditioned the amount of such bonuses on the Company achieving a certain level of earnings. This level of earnings was reached and cash bonuses were paid in January 2004. The actual amount of such bonuses was subjectively determined based upon a number of factors including (1) individual merit and performance, (2) department and branch performance and (3) the extent to which the Company’s actual earnings exceeded the Company’s expected performance. Also paid in January 2004 were a limited number of special bonuses for certain personnel whose special bonuses were tied to specific performance criteria.

Stock Options. The Personnel and Compensation Committee believes that stock options provide an appropriate incentive to encourage management, particularly senior management, to maximize stockholder returns since the value of an option bears a direct correlation to appreciation in the Company’s stock price. Grants under the Company’s Employee Stock Option Plan have the effect of more closely aligning the interests of management with the interests of stockholders, while at the same time providing a valuable tool for attracting, rewarding and retaining key employees. The Personnel and Compensation Committee determines whether to grant stock options based upon the subjective analysis of a number of factors including, the overall mix of equity-based or long-term compensation to cash compensation, the number and frequency of prior option grants and the potential for an individual’s contribution and performance to positively impact the Company’s performance. Based upon the foregoing factors, the Personnel and Compensation Committee during 2003 granted options to purchase a total of 28,600 split adjusted shares of the Company’s Common Stock to executive officers at an exercise price per split adjusted share of $22.065, the market value of the Company’s common stock on the date of grant. The Personnel and Compensation Committee will consider recommending the award of stock options to existing employees or to prospective employees in the future as circumstances warrant.

401(k) Plan and Other Benefits. The Company maintains a qualified retirement 401(k) Plan with a salary deferral feature designed to qualify under Section 401 of the Internal Revenue Code of 1986. The 401(k) Plan permits all employees of the Company, 18 years and older, to defer a portion of their eligible compensation on a pre-tax basis subject to certain maximum amounts. In 2003 the Company matched contributions up to a maximum of three percent of the participant’s salary. These matching contributions are made in cash and may be adjusted from time to time by the Company. In order to encourage employees to invest in the Company’s stock, the 401(k) Plan was amended in 1999 to include Company common stock as one of its investment alternatives. In 2003 total matching contributions on behalf of executive officers were $59,381, which represented an average of 2.25% of the executive officers’ covered compensation. In addition to the 401(k) Plan, executive officers and other employees receive life, health, dental and long-term disability insurance coverage in amounts the Company believes to be competitive with comparable sized financial institutions.

Chairman and Chief Executive Officer Compensation

As described in the notes to the Summary Compensation Table presented above under the caption “Executive Compensation and Other Information”, the 2003 cash compensation payable to George Gleason, the Company’s Chairman and Chief Executive Officer, was determined pursuant to a written employment agreement which became effective January 1, 2003. The employment contract provided for an annual base salary of $396,000 for 2003 and a bonus to be subjectively determined by majority vote of the Personnel and Compensation Committee. Based on the Company’s financial performance in 2003, Mr. Gleason’s bonus for 2003 was determined to be $121,000 and was paid on January 29, 2004.

In January 2004 the Personnel and Compensation Committee reviewed and evaluated Mr. Gleason’s employment agreement and approved a new three-year agreement effective January 1, 2004. Under the new agreement Mr. Gleason’s annual base salary was increased to $403,920. In future years Mr. Gleason’s base salary will be evaluated and increased, if appropriate, by a majority vote of the Personnel and Compensation Committee, based upon, among other things, individual merit and performance, assigned duties and scope of responsibilities, relative compensation of comparable positions in the industry and various measures of corporate performance.

In addition to cash compensation, Mr. Gleason received during 2003 (1) contributions under the Company’s 401(k) Plan which were determined on a basis consistent with all other participating employees and (2) additional option grants to purchase 3,400 split adjusted shares of the Company’s common stock at the market price, split adjusted, of $22.065 on September 16, 2003. The Personnel and Compensation Committee made the September grants pursuant to the Company’s Employee Stock Option Plan, and based the grants on an evaluation of the various factors considered for all employees as outlined above.

The Personnel and Compensation Committee has reviewed Mr. Gleason’s entire compensation package in the context of Mr. Gleason’s historical compensation levels and in light of the reliance of the organization on Mr. Gleason’s continued services and significant responsibilities. Based upon this review the Personnel and Compensation Committee believes the level of Mr. Gleason’s compensation for 2004 is appropriate.

Section 162(m)

In 1993 Congress enacted Section 162(m) of the Internal Revenue Code, which limits the deductibility for federal income tax purposes of annual compensation paid to certain covered executive officers (including the Chief Executive Officer) to $1 million, subject to certain exceptions. Section 162(m) is not expected to have an impact or result in the loss of a deduction with respect to compensation paid to any of the Company’s executives during the last year or in the foreseeable future. In this regard it should be noted that all option grants effected under the Company’s Stock Option Plan will continue to qualify for an exemption under Section 162(m).

Personnel and Compensation Committee of the Board of Directors

Porter Hillard, Chairman Kennith Smith Steven Arnold

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of three non-employee directors all of whom have been determined by the Board of the Company to qualify as independent directors under the Sarbanes-Oxley Act and Nasdaq listing standards. In 2000 the Board adopted the first written charter for the Audit Committee.

The Audit Committee’s Charter is evaluated annually to ensure compliance with SEC rules and regulations and Nasdaq listing standards and was revised on February 17, 2004 to comply with new SEC rules. A copy of the Audit Committee’s Charter is attached as Appendix A and may also be found on the Company’s website: www.bankozarks.com.

The Audit Committee oversees the Company’s auditing, accounting and financial reporting processes on behalf of the Board. In fulfilling its oversight responsibilities, the committee, among other things, reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is directly responsible for the engagement, compensation and over-sight of the Company’s independent auditors. The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed their independence from the Company and its management and considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditors’ independence.

The committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held five meetings during fiscal year 2003.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Henry Mariani, Chairman Jerry Davis R. L. Qualls

CERTAIN TRANSACTIONS

The Company’s bank subsidiary has had, in the ordinary course of business, banking transactions with certain of its officers, directors and director nominees and with certain officers, directors and director nominees of the Company. All loan transactions with officers, directors and director nominees of the Company, its bank subsidiary, and their related and affiliated parties, have been in the ordinary course of business, on substantially the same terms, including interest rates and collateral as those prevailing for comparable transactions with other loan customers of the Company, and have not included more than the normal risk of collectibility associated with the Company’s other banking transactions or other unfavorable features.

Director Robert East is co-owner, Chairman and Chief Executive Officer of East-Harding, Inc., a corporation engaged by the Company for the construction of some of the Company’s facilities. In 2003 the Company paid East-Harding, Inc. approximately $87,000 under contracts for leasehold improvements and for remodeling work at the Company’s headquarters.

Director nominee James Matthews is Executive Vice President of General Properties, Inc., which serves as the managing partner of the Woodcrest Company, LLP. Members of Mr. Matthews’s family and certain family trusts, including a trust in which Mr. Matthews has a beneficial interest, are partners in The Woodcrest Company, LLP. On October 13, 2002 the Company purchased a branch site for approximately $851,829 from The Woodcrest Company, LLP.

COMPANY PERFORMANCE

The graph below shows a comparison for the period commencing December 31, 1998 through December 31, 2003 of the cumulative total stockholder returns (assuming reinvestment of dividends) for the common stock of Company, the S&P SmallCap Index and the Nasdaq Financial Index, assuming a $100 investment on December 31, 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Securities Exchange Act of 1934, the Company’s executive officers and directors are required to file reports of ownership and subsequent changes of ownership with the Securities and Exchange Commission. Specific due dates have been established for these reports and the Company is required to disclose in this proxy statement any failure to file by these dates during the preceding year. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the preceding year all filing requirements applicable to directors and executive officers have been complied with except Form 4’s due September 18, 2003 reporting options granted to executive officers were filed on November 3, 2003 for Jean Arehart, Danny Criner, C.E. Dougan, George Gleason, Linda Gleason (a director reporting her indirect ownership interest in options granted her husband), Scott Hastings, Gene Jennings, Paul Moore, Dan Rolett, Mark Ross, Darrel Russell and John Stanton; a Form 4 due April 28, 2003 for Mark Ross was filed May 5, 2003; and a Form 4 due December 8, 2003 for Danny Criner was filed January 14, 2004.

AUDIT FEES; AUDITOR TO BE PRESENT

The Audit Committee has selected Ernst & Young LLP to serve as the Company’s independent auditor for fiscal year 2004, and you are asked to ratify that selection at the Annual Meeting. Representatives of Ernst & Young LLP will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Ernst & Young LLP served as the Company’s independent auditors for the years ended December 31, 2003 and December 31, 2002. Fees incurred for services provided by the Company’s independent auditors for these periods were:

	2003	2002
Audit Fees	$151,280	$120,500
Audit-Related Fees	26,900	17,470
Tax Service Fees	9,600	21,838
All Other Fees	—	4,550

	$187,780	$164,358

Audit-related services include an employee benefit plan audit and consultation related to financial reporting matters. Tax services fees are for preparation of various tax returns and tax consultations. All other fees related to consultation on a proposed business transaction.

The Audit Committee previously adopted a policy for pre-approval of engagements for audit, audit-related and non-audit services by the primary external auditor. The policy requires that all audit services and audit-related services to be performed by the primary external auditor be pre-approved by the Audit Committee. Non-audit services must first be pre-approved by the Chief Financial Officer before being submitted for pre-approval to the Audit Committee. The requirement for pre-approval by the Audit Committee of an engagement for non-audit services by the Company’s primary external auditor may be waived if the aggregate amount of all such non-audit services provided by the primary external auditor is less than five percent of the total amount of revenues paid by the Company to the primary external auditor during the fiscal year when the non-audit services are provided, such services were not recognized by the Company at the time of the engagement as non-audit services, and the services are promptly brought to the attention of the Audit Committee. All non-audit services reflected in the table above for fiscal 2003 were pre-approved by the Audit Committee.

STOCKHOLDER PROPOSALS

Any stockholder proposal to be presented at the 2005 Annual Meeting should be directed to the Corporate Secretary of the Company, and must be received by the Company on or before November 11, 2004 in order to be eligible for inclusion in the Company’s proxy statement and form of proxy. Any such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (or any successor rule).

Additionally the Company’s bylaws contain an advance notice provision which provides that a matter may not be brought before the Company’s annual meeting by a stockholder unless the proposal (the “Proposal”) is delivered in writing to the Corporate Secretary of the Company no later than 30 days prior to the Company’s fiscal year end. Accordingly, if any stockholder of the Company desires to submit a Proposal for consideration to be brought before the Company’s 2005 Annual Meeting, the stockholder must deliver written notice of the Proposal to the Corporate Secretary of the Company no later than December 1, 2004.

ADDITIONAL INFORMATION AVAILABLE

Upon written request the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the United States Securities and Exchange Commission, including the related financial statements. The written request should be sent to the Corporate Secretary, Bank of the Ozarks, Inc., P.O. Box 8811, Little Rock, Arkansas 72231-8811.

OTHER MATTERS

The Company does not presently know of any business other than that described above to be presented to the stockholders for action at the meeting. Should other business come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies. The materials referred to in this proxy statement under the captions “Company Performance,” “Report of the Personnel and Compensation Committee on Executive Compensation” and “Report of the Audit Committee” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

/s/ George Gleason

George Gleason Chairman of the Board of Directors and Chief Executive Officer

March 12, 2004

Appendix A

Bank of the Ozarks, Inc.

Audit Committee Charter

As Revised February 17, 2004

Statement of Policy

The Audit Committee’s role is to provide assistance to the Board of Directors in fulfilling their oversight responsibilities relating to corporate auditing, accounting, and financial reporting. In fulfilling this role, the Audit Committee should monitor (a) the qualitative aspects of financial reporting to the public and governmental bodies; (b) the Company’s processes for the management of business/financial risk, including the Company’s internal audit, loan review, and regulatory compliance functions, (c) the Company’s system of internal controls regarding finance, accounting and compliance with significant applicable legal, ethical, and regulatory requirements; (d) the independent auditors’ engagement, qualifications and independence; and (e) the Company’s auditing, accounting and financial reporting processes in general. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, the internal audit, loan review and regulatory compliance personnel, and management of the Company.

Organization

The Audit Committee of the Board of Directors shall be comprised of at least three directors who are independent of management and the Company. Members of the Audit Committee shall meet the independence and qualification requirements of the federal securities laws and the applicable regulations of the Securities and Exchange Commission (“SEC”), the Nasdaq Stock Market, Inc. (“Nasdaq”) and the Public Company Accounting Oversight Board.

All Audit Committee members shall be financially literate, at least one member shall be a financial expert (as defined by the rules and regulations promulgated under the Sarbanes-Oxley Act of 2002), and at least one member will have accounting or related financial management expertise. The qualification of persons to serve on the Audit Committee shall be determined by the Board of Directors and all members shall be elected annually by the Board.

Meetings

The Audit Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee shall provide sufficient opportunity for the internal and independent auditors and loan review and regulatory compliance personnel to meet with the Audit Committee without members of management present. Periodically the Audit Committee shall meet separately with the independent auditors, with the internal audit, loan review and regulatory compliance personnel, and with management.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate auditing, accounting and financial reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

•	Obtain the full Board of Directors’ approval of this Charter and review and reassess this Charter, the performance of the Audit Committee and the Committee’s role and responsibility as conditions dictate (at least annually).

•	Be directly responsible for the appointment, compensation, oversight and, where appropriate, replacement of the independent auditors (including resolution of disagreements between management and the independent auditor regarding financial reporting) to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

•	Have a clear understanding with the independent auditors that they are ultimately accountable to the Audit Committee, as the shareholders’ representatives.

•	Communicate, to the extent appropriate, throughout the year with senior management, other committee chairpersons and other key committee advisors, external and internal auditors, and loan review and regulatory compliance personnel, as applicable, to strengthen the Audit Committee’s knowledge of relevant current and prospective business issues.

•	Review and concur with management’s appointment, termination, or replacement of employees of the risk management department which includes internal audit, loan review and corporate compliance.

•	Meet with the independent auditors of the Company to review and approve in advance for the current year the engagement of the independent auditors to audit the annual financial statements of the Company and its divisions and subsidiaries. The Audit Committee may meet with management of the Company and solicit its views as to the engagement of the independent auditors, but the Audit Committee shall retain the ultimate authority and responsibility for such engagement. The engagement of the independent auditors shall comply with all applicable requirements of law, including the following:

•	The Audit Committee shall approve in advance all audit services to be performed by the auditors.

•	Each of the lead (or coordinating) audit partner (having primary responsibility for the audit) and the audit partner responsible for reviewing the audit shall have not performed audit services for the Company in each of the 5 previous fiscal years of the Company.

•	Review procedures to be utilized by the independent auditors (including planning and staffing of the audit) and at the conclusion of such engagement, any comments or recommendations of the independent auditors.

•	Review the nature and scope of all professional services other than audit services to be provided to the Company by the independent auditors and consider the relationship to the auditors’ independence. With respect to all non-audit services:

•	The independent auditors shall not perform any services that are prohibited by the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder.

•	The Audit Committee shall approve in advance as required by law any non-audit services that may be performed by the auditors and verify such non-audit services are disclosed in the Company’s periodic reports. The Committee may delegate to one or more its designated members, the authority to grant pre-approvals of non-audit services. The decisions of any designee to pre-approve a non-audit service shall be presented to the full Committee at each of its scheduled meetings.

•	On an annual basis, obtain from the independent auditors a written communication delineating all relationships with and professional services to the Company as required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

•	The Audit Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

•	The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to the independent auditors, compensation to any advisers employed by the Audit Committee, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

•	Review with the independent auditors, the Company’s internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

•	Review reports not reviewed by the Board of Directors that are received from regulators and other legal and regulatory agencies that may have a material effect on the financial statements or related Company compliance policies.

•	Review the risk management function (including internal audit, loan review and regulatory compliance) of the Company including the independence and authority of its reporting obligations, the proposed audit plans, loan workplans, and regulatory compliance workplans for the coming year, and the coordination of such plans.

•	Inquire of management, the internal audit, loan review and regulatory compliance personnel, and the independent auditors about the Company’s risk management process, significant risks or exposures to the Company and assess the steps management has taken to minimize such risks to the Company.

•	Review, assess and approve with the input of management, the Company’s code of ethical conduct and ensure that management has established an effective system to monitor and enforce such code. Regarding the Code of Ethics, the Committee shall:

•	Approve a process for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Approve the method of public disclosure of the Code of Ethics.

•	Periodically review and assess the Code of Ethics and approve any recommended changes thereto.

•	Periodically review the adequacy of the Company’s ethics compliance programs and the performance of the regulatory compliance officer and make recommendations for any changes with respect thereto.

•	Have the sole authority to grant waivers of the Code of Ethics for executive officers (including the Company’s principal financial and accounting officers) and directors, and only disinterested Committee members may participate in any such waiver deliberations.

•	Approve a policy for the prompt public disclosure of any waivers of the Code of Ethics granted in favor of any director or executive officer.

•	Review with the members of management that are responsible for administering the Company’s regulatory compliance programs any issues that could have a significant impact on the Company’s financial statements. Also review and assess the adequacy of the Company’s regulatory compliance programs.

•	Receive prior to each meeting, a summary of findings from completed internal audits, loan workplans and regulatory compliance workplans and a progress report on the proposed plans for such areas, with explanations for any deviations from the original plans.

•

Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q to (a) determine that the independent auditors do not take exception to the disclosure and content of the financial statements and that the auditors believe such financial statements reflect all material correcting adjustments that have been identified by the independent auditors in accordance with generally accepted accounting principles and the rules and regulations of the SEC and (b) discuss any other matters required to be communicated to the Audit

Committee by the auditors. The chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders and that the auditors believe such financial statements reflect all material correcting adjustments that have been identified by the independent auditors in accordance with generally accepted accounting principles and the rules and regulations of the SEC. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Audit Committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles, the consistency of application of the Company’s accounting practices, and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

•	The Audit Committee shall confirm with management of the Company and the independent auditors that:

•	each annual and quarterly financial report required to be filed with the SEC discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

•	any pro forma financial information contained in any periodic or other report filed with the SEC pursuant to the securities laws, or in any public disclosure or press or other release, is presented in a manner that complies with applicable requirements of law and the rules and regulations of the SEC.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information.

•	Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Provide sufficient opportunity for the internal and independent auditors and the loan review and regulatory compliance personnel to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

•	Report the results of the annual audit to the Board of Directors. If requested by the board, invite the independent auditors to attend the full Board of Directors’ meeting to assist in reporting the results of the annual audit or to answer other directors’ questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

•	Obtain from the independent auditors assurance that they have not detected or otherwise become aware of any information that is required to be disclosed to the Committee pursuant to Section 10A of the Securities Exchange Act of 1934.

•	Review the Company’s disclosure in the Proxy Statement for its annual meeting of shareholders that describes that the Audit Committee has a written Charter and has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the Proxy Statement at least triennially or the year after any significant amendment to the Charter.

•	Review and approve the report of the Audit Committee in the proxy statement disclosing whether or not the Audit Committee had reviewed and discussed with management and the independent auditors as well as discussed within the Audit Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In reliance on discussions with management and the independent auditors, the Audit Committee will recommend to the Board of Directors that the audited financial statements be included with the Annual Report on Form 10-K for filing with the SEC.

•	Have the authority to engage third parties to review the performance of the financial, accounting and internal control functions of the Company.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•	Disclose in the Company’s periodic reports any non-audit services that are performed by the independent auditors.

•	Discuss with the independent auditors any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Approve procedures for disclosing in the Company’s periodic reports the independence and qualifications of the Audit Committee members, including whether or not any members are “financial experts” as that term is defined by the rules and regulations promulgated under the Sarbanes-Oxley Act of 2002.

•	Disclose annually in the Proxy Statement that the Company has an Audit Committee and the members of the Audit Committee are independent of the Company and management as the term independent is defined in the listing standards of the Nasdaq.

Limitations on the Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the Audit Committee’s duty to audit the Company’s financial statements or to determine that the Company’s financial statements are complete and accurate or in accordance with GAAP. These are the responsibilities of management and the independent auditors.

Appendix B

AMENDED AND RESTATED

BANK OF THE OZARKS, INC.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

(As Amended and Restated as of February 17, 2004)

1. Purpose. The purpose of the Amended and Restated Non-Employee Stock Option Plan (the “Plan”) is to attract and retain the services of qualified non-employee directors of Bank of the Ozarks, Inc. (the “Company”) and to provide them with incentives to put forth maximum efforts for the success of the Company’s business and to serve the best interests of the Company’s stockholders. All options granted under the Plan are intended to be non-statutory stock options.

2. Eligibility.

(a) Each person who is not otherwise an employee of the Company, or any subsidiary, and who shall have been elected, appointed or serving as a director of the Company on the effective date of the Company’s initial public offering for its shares of Common Stock (as defined) (the “IPO Date”) shall be granted on such IPO Date (the “Initial Grant Date”) options to purchase 1,000 shares of the Company’s common stock, $.01 par value (the “Common Stock”).

(b) Each person who is not otherwise an employee of the Company, or any subsidiary, and who shall have been elected a director of the Company at each annual meeting of stockholders shall automatically be granted options to purchase 1,000 shares of Common Stock on the first business day immediately following such annual meeting (each a “Subsequent Grant Date”), commencing with the Company’s annual meeting of stockholders held in 1998.

(c) Each person who is not otherwise an employee of the Company, or any subsidiary, and who shall have been elected or appointed for the first time as a director of the Company on a date other than the IPO Date or an annual meeting date, shall be granted options to purchase shares of Common Stock (in an amount not to exceed 1,000 shares) as the Board of Directors of the Company (the “Board”) may determine in its discretion.

3. Grants of Stock Options. The grants of stock options under this Plan shall be made in accordance with the provisions set forth below:

(a) Each grant will specify the purchase price per share payable on exercise of an option granted pursuant to this Plan. Such purchase price shall not be less than 100% of the “fair market value” per share of the Common Stock on the date of grant. For purposes of this Plan, “fair market value” shall be determined (i) with respect to options granted on the IPO Date, based upon the initial public offering price of the shares sold by the Company on such IPO Date or (ii) with respect to options granted on any other date, on the basis of the average of the highest reported asked price and the lowest reported bid price on The Nasdaq Stock Market, Inc.’s National Market, or any successor market.

(b) Each stock option granted under this Plan shall immediately vest on the date on which such stock option is granted.

(c) No stock option granted under this Plan shall be exercisable after the expiration of ten (10) years from the date of its grant.

(d) Each stock option granted under this Plan (and the shares of Common Stock to be received upon exercise of such stock option) may be subjected to such transfer and other restrictions as the Board may determine, including such restrictions as may be necessary to comply with applicable federal and state securities law.

(e) Each grant will be evidenced by a stock option agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Board) and delivered to the optionee and containing such further terms and provisions, consistent with the Plan, as the Board may approve.

4. Termination. If an optionee ceases to be a director for any reason, any option held by such person may be exercised at any time within 90 days after the date on which such person ceased to be a director. After such 90 day period, the option shall terminate without notice.

5. Adjustments. Each grant will make or provide for such adjustments in the number of shares of Common Stock covered by outstanding stock options granted hereunder, in the option price applicable to any such stock options, and/or in the kind of shares covered thereby (including shares of another issuer), as is equitably required to prevent dilution or enlargement of the rights of optionees under the Plan that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. Any fractional shares resulting from the foregoing adjustments will be eliminated.

6. Withholding of Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any benefit realized by an optionee under the Plan, or is requested by an optionee to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the realization of such benefit that the optionee make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld. In addition, if permitted by the Board, an optionee may request to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred to the optionee on exercise of the stock option.

7. Effectiveness of Plan. This Plan is hereby amended and restated as of February 17, 2004.

8. Termination of Plan. If not previously terminated by the Board of Directors of the Company, this Plan shall terminate automatically on February 16, 2014. However, if this Plan, as amended and restated, is not approved by stockholders of the Company at the next regularly scheduled meeting of stockholders, this Plan shall automatically terminate as of the date of such stockholders meeting.

IN WITNESS WHEREOF, this Plan is hereby amended and restated as of the date set forth above.

BANK OF THE OZARKS, INC.

By:

Title:

BANK OF THE OZARKS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS APRIL 20, 2004

The undersigned stockholder(s) of Bank of the Ozarks, Inc. (the “Company”) hereby appoint(s) George Gleason and Mark Ross, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the 2004 Annual Meeting of Stockholders to be held at the Company’s office, 12615 Chenal Parkway, Little Rock, AR 72211, on Tuesday, April 20, 2004 at 1:00 p.m., local time, and at any adjournments or postponements thereof, for the transaction of the following business:

☒	PLEASE MARK VOTES AS IN THE EXAMPLE

1.	TO ELECT THIRTEEN DIRECTORS: George Gleason, Mark Ross, Jean Arehart, Steven Arnold, Richard Cisne, Jerry Davis, Robert East, Linda Gleason, Porter Hillard, Henry Mariani, James Matthews, R. L. Qualls, Kennith Smith

☐ FOR ALL NOMINEES	☐ WITHHOLD	☐ FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” box and strike a line through the name(s) of such nominee(s) in the list above.

2.	TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE BANK OF THE OZARKS, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued On Other Side)

The Proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN PROPOSAL 1 AND FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE BANK OF THE OZARKS, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN IN PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. Please mark any name or address changes below.

Please sign exactly as name(s) appears below. If stock is in the name of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, signature should be by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

2004

SIGNATURE DATE

2004

SIGNATURE DATE